Consent of Independent Certified Public Accountants

     We have issued our report dated October 10, 2003 accompanying the financial statements of Van Kampen Focus Portfolio, Municipal Series 396 as of August 31, 2003 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
December 24, 2003